Exhibit 5.1

Arthur Cox LLP
Ten Earlsfort Terrace
Dublin 2
D02 T380
+35319201000 dublin@arthurcox.com dx: 27 dublin
Dublin
Belfast
London
New York
San Francisco arthurcox.com

10 July 2026

PRIVATE AND CONFIDENTIAL

To:	Board of Directors

Accenture plc

1 Grand Canal Square

Grand Canal Harbour

Dublin 2

Re:	Accenture plc – Exhibit 5 opinion (Prospectus Supplement)

Dear Sirs,

1.	Basis of Opinion

1.1

We are acting as Irish counsel to Accenture plc, a public company limited by shares, incorporated under the laws of Ireland (company registration number 471706) and having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2 (the “Company”) in connection with:

(a)	the guarantees by the Company of securities issued by Accenture Capital Inc. (the “Issuer”) under the Indenture (as defined in the schedule hereto) (the “Securities”); and

(b)	the entry into of the Indenture by the Company in its capacity as guarantor of the Securities (the “Transaction”).

This Opinion is solely for the benefit of the Company and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purposes without our prior written consent, provided that it may be disclosed to regulatory authorities to whom disclosure may be required by applicable laws or regulations and to the Company’s legal advisers on the basis that it is for information only, such persons may not rely upon this Opinion, we have no responsibility to such persons in connection with this Opinion and such persons are bound by restrictions as to disclosure and reliance set out in this Opinion. Notwithstanding the foregoing this Opinion may be filed by the Company or its advisors with the United States Securities and Exchange Commission (the “SEC”) in connection with the Company’s Form S-3 registration statement filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on 30 September 2024 (the “Registration Statement”).

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of, and we express no opinion as to the laws of, any other jurisdiction or the effect thereof. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Transaction Documents (as defined below) or the Transaction.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the schedule to this Opinion (the “Transaction Documents”); and

(c)	the searches listed at 1.5 below (the “Searches”).

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Securities or the Guarantee (as defined below), other than the Transaction Documents.

1.4	For the purpose of giving this Opinion, we have examined copies of the Transaction Documents sent to us by e-mail in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 10 July 2026:

(a)

on the file of the Company maintained by the Registrar of Companies in the Irish Companies Registration Office for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner, process advisor or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any proceedings filed in respect of the Company in the 12 years immediately preceding the date of the search;

(d)	in the Central Office of the High Court for any petitions filed in respect of the Company; and

(e)

on the register of persons disqualified or restricted from acting as directors of companies incorporated in Ireland which is maintained by the Registrar of Companies in the CRO against the names of the current directors and secretary of the Company as identified in the search results referred to in paragraph (a) above.

1.6

This Opinion is given on the basis that our client is the Company. For the purposes of giving this Opinion, we have taken instructions solely from our client and from its US counsel Gibson, Dunn & Crutcher LLP.

1.7	This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof). Any addressee of this

Opinion agrees, for our benefit, that the courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law which may occur after the date of this Opinion.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland.

2.2

The Company has all requisite corporate capacity, power and authority to enter into, execute, deliver and perform its obligations under the Indenture (including the obligation to guarantee the Securities (the “Guarantees”)) and to take all action as may be necessary to complete the Transaction.

2.3

Based solely on the Searches and the Assistant Secretary’s Certificate, the Company has not taken any corporate action for its winding up, dissolution, court protection or reorganisation or for the appointment of an examiner, liquidator, trustee or similar officer in respect of the Company or any or all of its assets, revenue or undertakings and no other party has taken any action or commenced any proceedings for the winding up, dissolution, court protection or reorganisation of the Company or for the appointment of a receiver, liquidator, examiner, trustee or similar officer in respect of the Company or any or all of the Company’s assets, revenues or undertakings.

2.4	The execution, delivery and performance by the Company of the Guarantees:

(a)	has been duly authorised by all necessary corporate action on the part of the Company; and

(b)	will not, when entered into, violate, conflict with or constitute a default under:

(i)	any law, order, rule, decree, statute or regulation of Ireland; or

(ii)	the Memorandum and Articles of Association of the Company.

2.5	The Guarantees have been duly executed by the Company.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Prospectus Supplement and the Securities

3.1	That the filing of the Prospectus Supplement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law.

3.2

That, as at the time of the issue of the Securities, such issue shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject.

3.3

That any applicable Indenture will have been duly authorised, executed and delivered by the parties thereto (other than the Company), as applicable, and constitutes legally valid and binding obligations on the parties thereto (other than the Company), enforceable against each of them in accordance with its terms.

3.4

To the extent that any offer of Securities is made in any member state of the European Union (“Member State”), such offer is addressed to fewer than 150 natural or legal persons in each Member State, other than to Qualified Investors (as defined in Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when Securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “Prospectus Regulation”), as amended.

Authenticity and bona fides

3.5

The truth, completeness, accuracy and authenticity of all Transaction Documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy Transaction Documents and the genuineness of all signatories, stamps and seals thereon, that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, that each witness to a signature actually witnessed that signature in the physical presence of the signatory, that each Transaction Document has been duly executed and delivered by all parties thereto (other than the Company) and that each original was executed in the manner appearing on the copy.

3.6

Where incomplete Transaction Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Transaction Documents correspond in all respects with the last draft of the complete Transaction Documents submitted to us.

3.7

That the Transaction Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto.

3.8

That the copies produced to us of minutes of meetings and/or of written resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof, and that such resolutions (whether passed at a meeting or by way of written resolution) have not been amended or rescinded and are in full force and effect.

3.9

That each of the Transaction Documents is up to date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Transaction Documents has been amended, varied, revoked or superseded in any respect.

3.10

That the Memorandum and Articles of Association in the form amended on 7 February 2018 are the current memorandum and articles of association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the shares of the Company, other than those set out in the Memorandum and Articles of Association.

Accuracy of searches and warranties

3.11	The accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such search or enquiry been altered. It should be noted that:

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)

searches at the Companies Registration Office, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.12	That there has been no alteration in the status or condition of the Company as disclosed by the Searches.

3.13	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Transaction Documents and the Assistant Secretary’s Certificate.

Solvency and Insolvency

3.14	That:

(a)

the Company, at the date of this Opinion, will not be unable to pay its debts as they fall due within the meaning of Sections 509(3) and 570 of the Companies Act or any analogous provision under any applicable laws immediately after the filing of the Prospectus Supplement with the SEC;

(b)

the Company will not as a consequence of doing any act or thing which the Prospectus Supplement contemplates, permits or requires any relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provisions under any applicable laws;

(c)	no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any of its assets or undertaking; and

(d)	no petition for the making of a winding-up order or the appointment of any examiner or any similar officer or any analogous procedure has been presented in relation to the Company;

3.15

That no proceedings have been instituted or injunction granted against the Company to restrain it from providing the Guarantees and the Guarantees would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement.

Financial Assistance and Connected Transactions

3.16

The Company is not by entering into the Indenture or performing its obligations thereunder, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company or its holding company which would be prohibited by Section 82 of the Companies Act. In this regard, we refer you to the Assistant Secretary’s Certificate.

3.17

That none of the transactions contemplated by the Indenture are prohibited by virtue of Section 239 of the Companies Act, which prohibits certain transactions between companies and their directors or persons connected with their directors. In this regard, we refer you to the Assistant Secretary’s Certificate.

Commercial Benefit

3.18

That the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the Transaction. We hereby consent to the inclusion of this Opinion as an exhibit to the Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to notify you of any change in law or interpretation of law, which may occur after the date of this Opinion.

Yours faithfully,

ARTHUR COX LLP

SCHEDULE

Transaction Documents

6.

A copy of an indenture, including a guarantee (the “Guarantee”) dated 4 October 2024 between Accenture Capital Inc., the Company (as guarantor), and The Bank of New York Mellon Trust Company, N.A., (as trustee) (the “Indenture”).

7.	A copy of a certificate of an officer of Accenture Capital Inc. pursuant to Sections 2.03 and 16.04 of the Indenture dated 10 July 2026.

8.

A copy of the prospectus attached to the Form S-3 registration statement filed by the Company and Accenture Capital Inc. with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended on 30 September 2024 (the “Prospectus”).

9.	A copy of the form of the Registration Statement on Form S-3 filed by the Company with the SEC on 30 September 2024.

10.	A copy of the Prospectus Supplement filed by the Company with the SEC on 9 July 2026 (the “Prospectus Supplement”).

11.

A copy of the extract from the resolutions of the Board of Directors of the Company passed on 22 June 2026 approving the Transaction, a copy of which is attached to the Assistant Secretary’s Certificate (the “Resolutions”).

12.	A copy of the up-to-date memorandum and articles of association of the Company as amended by special resolution of the shareholders of the Company on 7 February 2018 (the “Memorandum and Articles”).

13.	A copy of the certificate of incorporation of the Company dated 10 June 2009 (the “Certificate of Incorporation”).

14.

A certificate of the Assistant Secretary of the Company dated 10 July 2026 (the “Assistant Secretary’s Certificate”) attaching, among other things, copies of the Memorandum and Articles, Resolutions and the Certificate of Incorporation.